EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Announces Closing of Public Offering

Jacksonville, FL / Accesswire / February 18, 2020 -

Duos Technologies Group, Inc. (NASDAQ:DUOT) ("Duos" or the "Company"), a provider of intelligent analytical technology solutions, today announced the pricing of an underwritten public offering of 1,350,000 shares of common stock at an offering price of $6.00 per share for aggregate gross proceeds of $8,100,000, prior to deducting underwriting discounts, commissions and other offering expenses. The common stock has been approved to list on the Nasdaq Capital Market under the symbol DUOT and is expected to begin trading on February 13, 2020.

The Company intends to use the net proceeds from this offering to research and development activities, sales and marketing, and for general working capital purposes.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 202,500 shares of common stock. The offering is expected to close on February 18, 2020, subject to customary closing conditions.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering and The Benchmark Company is acting as co-manager for the offering.

The Securities and Exchange Commission declared effective a registration statement on Form S-1 relating to these securities on February 12, 2020. A final prospectus relating to this offering will be filed with the Securities and Exchange Commission. The offering is being made only by means of a prospectus. When available, copies of the final prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (877) 436-3673, email: prospectus@think-equity.com and will be available on the SEC's website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company's core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts:
Corporate Tracie Hutchins Duos Technologies Group, Inc. (904) 652-1601 tlh@duostech.com Investor Relations Matt Glover or Tom Colton Gateway Investor Relations (949) 574-3860 DUOT@GatewayIR.com